UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA 02142
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	SRPT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2019, Bristol-Myers Squibb Company (“BMS), announced that Michael W. Bonney would be joining its board of directors following completion of its acquisition of Celgene Corporation and, in connection therewith, Mr. Bonney committed to comply by the end of the first quarter of 2020 with BMS’s policy that limits the number of public boards directors can serve on. On March 18, 2020, Mr. Bonney informed Sarepta Therapeutics, Inc. (the “Company”) of his decision to resign from the Company’s board of directors (the “Board”) with immediate effect. This resignation was not the result of any disagreement with the Company. Mr. Bonney and the Company’s Chief Executive Officer, Doug Ingram, have discussed and intend to enter into a consulting arrangement where Mr. Bonney will be available to advise and counsel the Chief Executive Officer and the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: March 19, 2020	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

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